EXHIBIT 16.1

January 20, 2009

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read General Finance Corporation’s statements included under Item 4.01 of its Form 8-K filed on January 20, 2009, and we agree with such statements concerning our firm.

/s/ Grobstein Horwath & Company LLP

GROBSTEIN HORWATH & COMPANY LLP